EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of U.S. Gold Corporation on Amendment No. 1 to Form SB-2, of our report dated March 19, 2002, on our audits of the consolidated balance sheet, and related statements of operations, changes in shareholders' equity and cash flows for U.S. Gold Corporation as of and for the years ended December 31, 2001 and 2000, which report is included in the Annual Report on Form 10-KSB, as amended.



/s/Stark Winter Schenkein & Co., LLP

September 23, 2002
Denver, Colorado